Filed Pursuant to Rule 424(b)(5)

Registration No. 333-231653

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 31, 2019)

$14,600,000

Common Stock

We have entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley Securities, Inc., or B. Riley Securities, the “sales agent”, relating to the issuance and sale of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our comment stock under this prospectus having an aggregate offering price of up to $14,600,000 from time to time through or to B. Riley Securities, as sales agent or principal.

Our common stock is traded on the Nasdaq Capital Market, or NASDAQ, under the symbol “SUNW.” On December 17, 2020, the closing sale price of our common stock on NASDAQ was $4.36 per share. As of December 17, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $89,432,760 based on 20,512,101 shares of common stock held by non-affiliates and the last reported sale price of our common stock on such date.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The sales agent is not required to sell any specific number of shares of our common stock. The sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to up to 3.0% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is December 18, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in our most recent Annual Report on Form 10-K, each of which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since May 31, 2019, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Sunworks,” “we,” “us” and “our” refer to Sunworks, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Overview

We provide photovoltaic, or PV, based power systems for the agricultural, commercial, industrial (ACI) public works, and residential markets in California, Nevada, Massachusetts, Oregon, New Jersey and Hawaii. We have direct sales and/or operations personnel in California, Nevada, Massachusetts, and Oregon. Through our operating subsidiaries, we design, arrange financing, integrate, install, and manage systems ranging in size from 2kW (kilowatt) for residential projects to multi MW (megawatt) systems for larger ACI and public works projects. ACI installations have included installations at office buildings, manufacturing plants, warehouses, service stations, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions. We provide a full range of installation services to our solar energy customers including design, system engineering, procurement, permitting, construction, grid connection, warranty, system monitoring and maintenance.

We currently operate in one segment based upon our organizational structure and the way in which our operations are managed and evaluated. For the first nine months of 2020, approximately 74% of our 2020 revenue was from installations for the ACI and public works markets and approximately 26% of our revenue was from installations for the residential market. For the first nine months of 2019 approximately 69% of our revenue was from installations for the ACI and public works markets and approximately 31% of our revenue was from installations for the residential market. Approximately 69% of our 2019 revenue was from sales to the ACI and public works markets, and approximately 31% of our 2019 revenue was from sales to the residential market. Approximately 72% of our 2018 revenue was from sales to the ACI and public works markets, and approximately 28% of our 2018 revenue was from sales to the residential market.

Corporate Information

We were originally incorporated in Delaware on January 30, 2002 as MachineTalker, Inc. In July 2010, we changed our company name to Solar3D, Inc. On January 31, 2014, we acquired 100% of the stock of Solar United Network, Inc., a California corporation, now operating as Sunworks United, Inc. On March 2, 2015, we acquired MD Energy, Inc. On December 1, 2015, we acquired Plan B Enterprises, Inc. through a merger of Plan B Enterprises, Inc. into our wholly owned subsidiary, Elite Solar Acquisition Sub., Inc. On March 1, 2016 we changed our name to Sunworks, Inc. with simultaneous NASDAQ stock symbol change from SLTD to SUNW.

Our principal executive offices are located at 1030 Winding Creek Road, Suite 100, Roseville, CA 95678 and our telephone number is (916) 409-6900. Our web site address is www.sunworksusa.com. Information contained in or accessible through our website is not part of, and is not incorporated into, this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

Terminated Merger Agreement with The Peck Company Holdings, Inc.

We entered into an Agreement and Plan of Merger, or the Merger Agreement, with The Peck Company Holdings, Inc., a Delaware corporation, or Peck, and Peck Mercury, Inc., a Delaware corporation and wholly-owned subsidiary of Peck, or Merger Sub, on August 10, 2020. On November 12, 2020, we held a special meeting of our stockholders to vote on a proposal to adopt the Merger Agreement and the proposal was not approved. As a result of the failure to receive stockholder approval, we terminated the Merger Agreement on November 12, 2020 and the merger contemplated thereby was abandoned.

S-2

In connection with the Merger Agreement, a total of eight putative class action complaints were filed, two of which were voluntarily dismissed following termination of the Merger Agreement. On October 12, 2020, a putative class action complaint, or the First Complaint, was filed in the Court of Chancery in the State of Delaware by a purported stockholder regarding the Merger Agreement against each of the members of our Board. On October 15, 2020, a second complaint was filed in the United States District Court in the District of Delaware by a purported stockholder regarding the Merger Agreement against Sunworks, Peck, Merger Sub and each of the members of our Board. On October 19, 2020, a third complaint, or the Third Complaint, was filed in the United States District Court in the Southern District of New York by a purported stockholder regarding the Merger Agreement against Sunworks and each of the members of our Board. On October 20, 2020, a fourth complaint, or the Fourth Complaint, was filed in the United States District Court in the Southern District of New York by a purported stockholder regarding the Merger Agreement against Sunworks and each of the members of our Board. On October 21, 2020, a fifth complaint was filed in the United States District Court in the District of New Jersey by a purported stockholder regarding the Merger Agreement against Sunworks and each of the members of our Board. On October 22, 2020, a sixth complaint was filed in the United States District Court in the Eastern District of California by a purported stockholder regarding the Merger Agreement against Sunworks, Peck, Merger Sub, and each of the members of our Board. On October 23, 2020, a seventh complaint, or the Seventh Complaint, was filed in the United States District Court in the Eastern District of California by a purported stockholder regarding the Merger Agreement against Sunworks and each of the members of our Board. On October 23, 2020, an eighth complaint was filed in the United States District Court in the Northern District of California by a purported stockholder regarding the Merger Agreement against Sunworks and each of the members of our Board.

The complaints contend, among other things, that (i) the consideration that was to be paid to our stockholders pursuant to the Merger Agreement was inadequate, (ii) the registration statement on Form S-4 filed with the SEC by Peck on October 1, 2020, and serving as the preliminary joint proxy statement/prospectus, contained materially incomplete and misleading information regarding the merger, and (iii) that in facilitating the merger for the alleged inadequate consideration and the dissemination of the preliminary joint proxy statement/prospectus, each member of our Board breached his or her fiduciary duties. Each of the complaints seek (i) injunctive relief preventing consummation of the merger; (ii) damages suffered by the plaintiff; and (iii) an award of plaintiffs’ expenses, including reasonable attorneys’ and experts’ fees. The First Complaint was voluntarily dismissed on November 24, 2020 with a reservation for plaintiff to apply for his attorneys’ fees and costs. The Seventh Complaint was voluntarily dismissed on November 20, 2020. The plaintiffs in the Third and Fourth Complaints filed requests for voluntary dismissals on December 15, 2020. We believe the claims asserted in the pending complaints are without merit and intend to vigorously defend ourselves.

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The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock.”

Issuer	Sunworks, Inc.

Common stock offered	Shares of our common stock having an aggregate offering price of up to $14,600,000.

Manner of offering	“At the market offering” that may be made from time to time through or to, B. Riley Securities, Inc., as sales agent or principal. See “Plan of Distribution” beginning on page S-11 of this prospectus.

Common stock to be outstanding after this offering(1)

Up to 19,977,615 shares, assuming sales of 3,348,623 shares of our common stock in this offering at an offering price at a price of $4.36 per share, which was the closing price of our common stock on NASDAQ on December 17, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Risk Factors	Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ symbol	SUNW

Use of Proceeds

We intend to use net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, repayment of indebtedness, and for working capital needs. See “Use of Proceeds” beginning on page S-7 of this prospectus.

(1) The common stock outstanding after the offering is based on approximately 16,628,992 shares of our common stock outstanding as of September 30, 2020 and the sale of 3,348,623 shares of our common stock at an assumed offering price of $4.36 per share, the last reported sale price of our common stock on NASDAQ on December 17, 2020, and excludes the following:

●	128,411 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2020, having a weighted average exercise price of $9.33 per share;

●	305,160 shares of our common stock reserved for future issuance under our 2016 Equity Incentive Plan as of September 30, 2020; and

●	3,877,746 shares of our common stock issued and sold in November 2020 pursuant to the At Market Issuance Sales Agreement.

S-4

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 3,348,623 shares of our common stock are sold at a price of $4.36 per share pursuant to this prospectus, which was the last reported sale price of our common stock on NASDAQ on December 17, 2020, for aggregate gross proceeds of 14,102,000 after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.66 per share, representing a difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” on page S-8 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We may issue up to $14,600,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” on page S-11 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the At Market Issuance Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the At Market Issuance Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the At Market Issuance Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-5

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

S-6

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley Securities.

We intend to use net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, repayment of indebtedness and for working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

S-7

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our common stock on September 30, 2020 was approximately $(207,000), or approximately $(0.01) per share of common stock based on 16,628,992 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $14,600,000 at an assumed offering price of $4.36 per share, the last reported sale price of our common stock on NASDAQ on December 17, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2020 would have been $13,895,000, or $0.70 per share of common stock. This represents an immediate increase in the net tangible book value of $0.71 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.66 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$4.36
Net tangible book value per share as of September 30, 2020	$(0.01)
Increase in net tangible book value per share after this offering	$0.71
As-adjusted net tangible book value per share after this offering		$0.70

Dilution per share to new investors in this offering		$3.66

The common stock outstanding after the offering is based on approximately 16,628,992 shares of our common stock outstanding as of September 30, 2020, the last reported sale price of our common stock on NASDAQ on December 17, 2020, and excludes the following:

●	128,411 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2020, having a weighted average exercise price of $9.33 per share;

●	305,160 shares of our common stock reserved for future issuance under our 2016 Equity Incentive Plan as of September 30, 2020; and

●	3,877,746 shares of our common stock issued and sold in November 2020 pursuant to the At Market Issuance Sales Agreement.

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DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation, as amended, and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2020, there were 16,628,992 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, as amended, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock.

Our Certificate of Incorporation, as amended, authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market

Our common stock is listed on NASDAQ Capital Market and traded under the symbol “SUNW.” On December 17, 2020, the last reported sale price for our common stock on NASDAQ Capital Market was $4.36 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust with an address at 1 State Street, 30th Floor, New York NY 10004-1561.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with B. Riley Securities on June 5, 2019, which we filed as an exhibit to our Current Report on Form 8-K on June 5, 2019 and incorporate by reference in this prospectus supplement and the accompanying prospectus. Under the terms of the sales agreement, we may offer and sell up to $14,600,000 of shares of our common stock under this prospectus from time to time through or to B. Riley Securities, as sales agent or principal. Sales of shares of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. We may instruct the sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend the offering of common stock upon notice and subject to other conditions.

The sales agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the sales agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to up to 3.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agent under the sales agreement, will be approximately $50,000. We have also agreed to reimburse the sales agent for its reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $50,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, B. Riley Securities will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The prospectus in electronic format may be made available on websites maintained by the sales agent. The sales agent and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Certain legal matters will be passed upon for B. Riley Securities by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.

We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.sunworksusa.com. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, as filed with the SEC on August 10, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, as filed with the SEC on November 2, 2020;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 8, 2020;

●

Our Current Reports on Form 8-K (other than information furnished rather than filed), as filed with the SEC on January 29, 2020, March 17, 2020, April 30, 2020, June 3, 2020, August 10, 2020, September 2, 2020, September 25, 2020, October 13, 2020, November 2, 2020, November 12, 2020, November 25, 2020 and December 8, 2020; and

●	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2015, as updated by the description of our common shares filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Charles F. Cargile

Chairman

Sunworks, Inc.

1030 Winding Creek Road, Suite 100

Roseville, California 95678

(916) 409-6900

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

S-13

$50,000,000

SUNWORKS, INC.

Common Stock
Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having an aggregate initial offering price not to exceed $50,000,000. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock. The units may consist of any combination of the other types of securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “SUNW.” On May 17, 2019, the last reported sale price for our common stock on the NASDAQ Capital Market was $0.76 per share.

As of May 7, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $47,168,888 based on 26,204,938 shares of common stock held by non-affiliates and the last reported sale price of our common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2019

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $50,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we offer or sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

References herein to “we,” “us,” “Sunworks,” and “the Company” are to Sunworks, Inc. and its wholly owned subsidiaries Sunworks United, Inc., or Sunworks United, MD Energy, Inc., or MD Energy, and Elite Solar Acquisition Sub, Inc., or Elite Solar.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as indicated in our forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and performance may differ materially from the information provided in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

We qualify all of our forward-looking statements by these cautionary statements.

2

ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Overview

We provide photovoltaic, or PV, based power systems for the agricultural, commercial, industrial, or ACI, public works, and residential markets in California, Massachusetts, Nevada, Oregon, New Jersey and Washington. We have direct sales and/or operations personnel in California, Massachusetts, Nevada, and Oregon. Through our operating subsidiaries, we design, arrange financing, integrate, install, and manage systems ranging in size from 2kW (kilowatt) for residential loads to multi MW (megawatt) systems for larger ACI and public works projects. ACI installations have included installations at office buildings, manufacturing plants, warehouses, churches, and agricultural facilities such as farms, wineries, and dairies. Public works installations have included school districts, local municipalities, federal facilities and higher education institutions. We provide a full range of installation services to our solar energy customers including design, system engineering, procurement, permitting, construction, grid connection, warranty, system monitoring and maintenance.

We currently operate in one segment based upon our organizational structure and the way in which our operations are managed and evaluated. Approximately 72% of our 2018 revenue was from sales to the ACI and public works markets, and approximately 28% of our revenue was from sales to the residential market. Approximately 68% of our 2017 revenue was from sales to the ACI and public works markets, and approximately 32% of our revenue was from sales to the residential market.

Corporate Information

We were originally incorporated in Delaware on January 30, 2002 as MachineTalker, Inc. In July 2010, we changed our company name to Solar3D, Inc. On January 31, 2014, we acquired 100% of the stock of Solar United Network, Inc., a California corporation, now operating as Sunworks United. On March 2, 2015, we acquired MD Energy. On December 1, 2015, we acquired Plan B through a merger of Plan B Enterprises, Inc. into our wholly owned subsidiary, Elite Solar. On March 1, 2016 we changed our name to Sunworks, Inc. with simultaneous NASDAQ stock symbol change from SLTD to SUNW.

Our principal executive offices are located at 1030 Winding Creek Road, Suite 100, Roseville, CA 95678 and our telephone number is (916) 409-6900. Our web site address is www.sunworksusa.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. For more information, see “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

4

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

5

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, and/or units having an aggregate initial offering price not to exceed $50,000,000. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock. The units may consist of any combination of the other types of securities described in this prospectus. In this prospectus, we refer to the common stock, preferred stock, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

6

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation, as amended, and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As of May 17, 2019, there were 26,656,787 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis as may be declared by our board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

As of May 17, 2019, there were no shares of our preferred stock outstanding. Pursuant to the terms of our certificate of incorporation, as amended, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Whenever preferred stock is to be offered and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate, period and payment date, and method of calculation of dividends;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any listing of the preferred stock on any securities exchange;

7

●	the provision for redemption of the preferred stock;

●	the terms and conditions upon which the preferred stock will be convertible into any other class of capital stock, including the conversion price;

●	voting rights of the preferred stock;
●	preemption rights;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law, or DGCL, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Anti-Takeover Effects of Provisions of Our First Amended and Restated Certificate of Incorporation, Bylaws and Delaware Law

We are subject to the provisions of Section 203 of the. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock.

Our Certificate of Incorporation, as amended, authorizes the board of directors to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and privileges of these shares of preferred stock without any further vote or action by the stockholders, and specifies that the authorized number of directors may be changed only by a resolution of the board of directors. The provisions described above could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock, or delay, prevent or deter a merger, acquisition or tender offer in which our stockholders could receive a premium for their shares, a proxy contest or other change in our management.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “SUNW.” On May 17, 2019, the last reported sale price for our common stock on the NASDAQ Capital Market was $0.76 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare with an address at 8742 Lucent Blvd, Suite 225, Highlands Ranch, CO 80129.

8

DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants for the purchase of shares of common stock and/or shares of preferred stock. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related common stock or preferred stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

9

DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is part of and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

●	the title of the series of units;

●	identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferable; and

●	any other terms of the units and their securities.

10

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or

●	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the name or names of any agents, underwriters or dealers;

●	the type of securities being offered;

●	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions; or

●	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The financial statements of Sunworks, Inc. appearing in Sunworks, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2018 and 2017 have been audited by Liggett & Webb, P.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, or the Annual Report, filed with the SEC on March 29, 2019;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 14, 2019; and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2015, including any amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain a copy of these documents, at no cost, from our website (www.sunworksusa.com) or by contacting us using the following information:

Charles F. Cargile

Chief Executive Officer and President

Sunworks, Inc.

1030 Winding Creek Road, Suite 100

Roseville, California 95678

(916) 409-6900

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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$14,600,000

SUNWORKS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

December 18, 2020